Exhibit 99.1

CURRENC Group Inc. Appoints Wan Lung Eng as Chief Financial Officer

SINGAPORE, April 15, 2025 (GLOBE NEWSWIRE) — CURRENC Group Inc. (Nasdaq: CURR) (“CURRENC” or the “Company”), a fintech pioneer empowering financial institutions worldwide with artificial intelligence (AI) solutions, today announced that Mr. Wan Lung Eng will join the Company as Chief Financial Officer, effective April 16, 2025.

Mr. Eng’s diverse career spans over 20 years as a finance and accounting executive, investment banker, and private equity professional. He has served as CFO at VitalCheck Wellness, Teclison, and Spectral MD, and as SVP and CFO at Immersive Artistry. Earlier in his career, Mr. Eng was an investment banker and private equity professional with RBC Capital Markets, Macquarie Group, Deutsche Bank Securities, Wachovia Securities (now Wells Fargo Securities) and CIAS International (Temasek Holdings-owned private investment firm). Mr. Eng executed public and private financings and M&A transactions in the U.S., Europe and Asia of over US$50 billion in aggregate value. With expertise across corporate finance, mergers and acquisitions, capital markets, principal investments, and corporate development, Mr. Eng is exceptionally well-suited to drive CURRENC’s financial strategy and growth initiatives. He holds an MBA from Duke University’s Fuqua School of Business in the U.S. and a Bachelor of Accountancy from Nanyang Technological University in Singapore.

“We are excited to welcome Wan Lung Eng to our executive team,” said Alex Kong, Founder and Executive Chairman of CURRENC. “His proven track record and deep expertise will be pivotal in accelerating our growth and advancing our AI initiatives in building global AI ecosystem for financial institutions. We’re confident Wan Lung’s leadership will enhance our financial discipline and help propel CURRENC to new heights in the global fintech landscape.”

Ronnie Hui, Chief Executive Officer of CURRENC, added, “Wan Lung’s appointment reflects our commitment to excellence and innovation. His broad industry experience will be invaluable as we continue to consolidate our position as a leader in digital remittance and AI-powered financial solutions. We look forward to the fresh insights he will bring to our ongoing transformation.”

About CURRENC Group Inc.

CURRENC Group Inc. (Nasdaq: CURR) is a fintech pioneer dedicated to transforming global financial services through artificial intelligence (AI). The Company empowers financial institutions worldwide with comprehensive AI solutions, including SEAMLESS AI Call Centre and other AI-powered Agents designed to reduce costs, increase efficiency and boost customer satisfaction for banks, insurance, telecommunications companies, government agencies and other financial institutions. The Company’s digital remittance platform also enables e-wallets, remittance companies, and corporations to provide real-time, 24/7 global payment services, advancing financial access across underserved communities.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Further information regarding these and other risks, uncertainties, or factors is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

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